SCHEDULE A
COMMON SHARES

NUMBER

C-*

SHARES

(*)

BOREALIS FOODS INC.

INCORPORATED UNDER THE
BUSINESS CORPORATIONS ACT (ONTARIO)

THIS CERTIFIES THAT ***SHAREHOLDER*** *is the registered holder of* **** (*) Common Shares*** *in the capital of the Corporation. A transfer of the shares represented by this certificate will not be registered in the securities register of the Corporation except upon surrender of this certificate endorsed by the appropriate person subject always to the restrictions on the transfer of shares contained in the articles of the Corporation. The Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of such restrictions.*

The class or series of shares that this certificate represents has rights, privileges, restrictions and conditions attached to it. The Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of, (i) the rights, privileges, restrictions and conditions attached to the shares represented by this certificate and to each class authorized to be issued and to each series in so far as the same have been fixed by the directors, and (ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by a director or officer of the Corporation this _________________________.

NON-NEGOTIABLE

____

For Value Received, the undersigned hereby sells, assigns and transfers unto

____

(PRINT NAME AND ADDRESS OF TRANSFEREE)

____ *Shares*

(PRINT NUMBER AND DESIGNATION OF SHARES TRANSFERRED)

represented by the within certificate.

Dated ____________________ *20* ________

In the presence of

____________________ ____________________

(Witness) *(Transferor)*

The class or series of shares represented by this certificate has rights, privileges, restrictions or conditions attached to it. The Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of (i) the rights, privileges, restrictions and conditions attached to each class of shares authorized to be issued and to each series of shares in so far as they have been fixed by the directors, and (ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.